Exhibit 99.1

Horizon Quantum Computing Pte. Ltd. and dMY Squared Technology Group, Inc. Sign Non-Binding Letter of Intent for a Business Combination

Combined Company Expected to be Publicly Listed

Dr. Joe Fitzsimons, CEO of Horizon Quantum, to Lead Combined Company

Horizon Quantum is Pioneering Software Development Tools for Quantum Computers and Laying the Foundations for a Quantum Operating System

SINGAPORE & LAS VEGAS, February 26, 2025—Horizon Quantum Computing Pte. Ltd. (“Horizon Quantum”), developer of advanced software development tools for quantum computers, and dMY Squared Technology Group, Inc. (“dMY”) (NYSE American: “DMYY” and “DMYY.WS”), a publicly traded special purpose acquisition company led by Harry You, jointly announced today that they have entered into a non-binding letter of intent (“LOI”) for a business combination. The combined company is expected to be publicly listed.

The quantum computing revolution promises unprecedented computational power, but the complexity of translating real-world problems into quantum solutions remains a significant challenge. Horizon Quantum is creating a new generation of programming tools to simplify and expedite the process of developing software for quantum computers, together with compilers and a runtime environment that extends the capabilities of today’s quantum computers. Horizon Quantum’s breakthroughs to date lay the foundation for the world’s first quantum operating system, mirroring the emergence of Windows and DOS in classical computing.

“We are excited to partner with the dMY team because of their experience in enterprise hardware and software as well as their success as pioneers in the quantum computing industry,” said Dr. Fitzsimons, Founder and CEO of Horizon Quantum. “While quantum hardware continues to advance, the true revolution lies in enabling users to harness these powerful systems for solving real-world challenges. The ‘applications bottleneck’ represents a critical barrier between quantum computing’s theoretical promise and practical impact — one that our team is committed to breaking through.”

“Quantum computing application development addresses the critical gap between advancing hardware capabilities and real-world implementation. We could not be more pleased and excited to work with Joe and his team at Horizon Quantum, who are working to create a common software platform across different quantum computing hardware approaches. From our past experience, we have seen the power of an operating system and management layer to power compute and applications,” said Harry You, Chairman of dMY Squared.

The combined company will be led by Horizon Quantum’s current management team, with Dr. Fitzsimons serving as CEO. He co-invented universal blind quantum computing, a key technology for securing cloud-based quantum systems, and founded Horizon Quantum after a tenured professorship in Singapore. Dr. Fitzsimons has published over 60 peer-reviewed articles and his work is widely cited in scientific literature. The combined company will also benefit from the investing and operational experience of the dMY team.

Details of the Proposed Transaction:

Under the terms of the LOI, the pre-money equity value of Horizon Quantum in the transaction is approximately $500 million. The parties will announce additional details regarding the proposed business combination when a definitive agreement is executed, which is expected to occur in the second quarter of this year, with a closing anticipated before year end.

No assurances can be made that the parties will successfully negotiate and enter into a definitive agreement, or that the proposed transaction will be consummated on the terms or timeframe currently contemplated, or at all. Any transaction would be subject to the completion of due diligence, the negotiation of a definitive agreement providing for the proposed business combination, satisfaction of the conditions negotiated therein, board and equity holder approval, regulatory approvals, and other customary conditions.

Additional Information and Where to Find It

If a definitive agreement is entered into in connection with the proposed business combination, a newly formed holding company will prepare a registration statement, including a proxy statement/prospectus, to be filed with the U.S. Securities and Exchange Commission (“SEC”). The proxy statement/prospectus will be mailed to dMY’s shareholders. dMY urges investors and other interested persons to read, when available, the proxy statement/prospectus, as well as other documents filed with the SEC, because these documents will contain important information about the proposed business combination. Such persons can also read dMY’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023 (the “dMY Annual Report”), for a description of the security holdings of its officers and directors and their respective interests as security holders in the consummation of the transactions described herein. The proxy statement statement/prospectus, once available, and the dMY Annual Report can be obtained, without charge, at the SEC’s web site (http://www.sec.gov).

Participants in the Solicitation

Horizon Quantum and dMY and their respective directors, executive officers and other members of their management and employees, under SEC rules, may be deemed to be participants in the solicitation of proxies of dMY’s shareholders in connection with the proposed business combination. Investors and security holders may obtain more detailed information regarding the names, affiliations and interests of dMY’s directors and officers in dMY’s Annual Report. Information regarding the persons who may, under SEC rules, be deemed participants in the solicitation of proxies to dMY’s shareholders in connection with the proposed business combination will be set forth in the proxy statement/prospectus for the proposed business combination when available. Information concerning the interests of Horizon Quantum’s and dMY’s participants in the solicitation, which may, in some cases, be different than those of their respective equityholders generally, will be set forth in the proxy statement/prospectus relating to the proposed business combination when it becomes available.

Forward-Looking Statements:

This press release includes “forward-looking statements” with respect to dMY and Horizon Quantum. The expectations, estimates, and projections of the businesses of Horizon Quantum and dMY may differ from their actual results and consequently, you should not rely on these forward looking statements as predictions of future events. Words such as “expect,” “estimate,” “project,” “budget,” “forecast,” “anticipate,” “intend,” “plan,” “may,” “will,” “could,” “should,” “believes,” “predicts,” “potential,” “continue,” and similar expressions are intended to identify such forward-looking statements. These forward-looking statements include, without limitation, expectations with respect to future performance and anticipated financial impacts of the proposed transaction, the satisfaction of the closing conditions to the proposed transaction, and the timing of the completion of the proposed transaction. These forward-looking statements involve significant risks and uncertainties that could cause the actual results to differ materially from the expected results. Most of these factors are outside of the control of Horizon Quantum and dMY and are difficult to predict. Factors that may cause such differences include, but are not limited to: (1) the occurrence of any event, change or other circumstances that could give rise to the termination of the negotiations and any subsequent definitive agreements with respect to the proposed business combination, and the possibility that the terms and conditions set forth in any definitive agreements with respect to the proposed business combination may differ materially from the terms and conditions set forth in the term sheet; (2) the outcome of any legal proceedings that may be instituted against the parties following the announcement of the proposed business combination and any definitive agreements with respect thereto; (3) the inability to complete the proposed transaction, including due to failure to obtain approval of the shareholders of Horizon Quantum and dMY or other conditions to closing; (4) the inability to obtain or maintain the listing of the post-acquisition company’s common stock on Nasdaq following the proposed transaction; (5) the risk that the proposed transaction disrupts current plans and operations as a result of the announcement and consummation of the proposed transaction; (6) the ability to recognize the anticipated benefits of the proposed transaction, which may be affected by, among other things, competition, the ability of the combined company to grow and manage growth profitably and retain its key employees; (7) costs related to the proposed transaction; (8) changes in applicable laws or regulations; and (9) other risks and uncertainties included in (x) the “Risk Factors” sections of the dMY Annual Report and (y) other documents filed or to be filed with the SEC by Horizon Quantum and dMY. The foregoing list of factors is not exclusive. You should not place undue reliance upon any forward-looking statements, which speak only as of the date made. Horizon Quantum and dMY do not undertake or accept any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements to reflect any change in their expectations or any change in events, conditions, or circumstances on which any such statement is based, except as required by law. Past performance by Horizon Quantum’s or dMY’s management teams and their respective affiliates is not a guarantee of future performance. Therefore, you should not place undue reliance on the historical record of the performance of Horizon Quantum’s or dMY’s management teams or businesses associated with them as indicative of future performance of an investment or the returns that Horizon Quantum or dMY will, or are likely to, generate going forward.

No Offer or Solicitation

This press release shall not constitute a solicitation of a proxy, consent, or authorization with respect to any securities or in respect of the proposed transaction. This press release shall also not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any states or jurisdictions in which such offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

About Horizon Quantum Computing

Horizon Quantum Computing is developing a new generation of programming tools to simplify and expedite the process of developing software for quantum computers. By removing the need for prior quantum computing experience to develop applications for quantum hardware, Horizon’s tools are making the power of quantum computing accessible to every software developer.

The company was founded by Dr. Joe Fitzsimons in 2018, a former professor with two decades of experience in quantum computing and computational complexity theory. The leadership team also includes Dr. Si-Hui Tan, Chief Science Officer, who holds a Ph.D. in Physics from MIT and has been actively involved in quantum research for the same period.

Contacts

Investor & Media Contacts

Katie Creaser, ICR

Katie.Creaser@icrinc.com

Brian Denyeau, ICR

Brian.Denyeau@icrinc.com

Yanina Blaclard, Horizon Quantum

yanina@horizonquantum.com